ACCOLADE FUNDS

                           AMENDMENT NO. 1 TO THE
             FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

AMENDMENT NO. 1 to the First Amended and Restated Master Trust Agreement of Accolade Funds dated May 22, 1996, made at San Antonio, Texas this 20th day of November, 1996, by the Trustee hereunder.

                                WITNESSETH:

WHEREAS, a majority of the Trustees of the Trust have duly adopted the amendment to the Agreement shown below and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts.

WHEREAS, the Trustees have the authority, under Section 4.1 of the First Amended and Restated Master Trust Agreement, to divide the class of Shares of the Trust into two or more Series of Shares as they deem necessary or desirable (each of which Series of Shares is a separate and distinct Sub-Trust of the Trust); and

WHEREAS, the Trustees desire to change the name of the Leeb Value Fund to the MegaTrends Fund; and

WHEREAS, the Trust presently consists of two Series of Shares;

WHEREAS, the Trustees desire to establish and designate three new Series of Shares of the Trust; the Adrian Day Global Opportunity Fund, the Regent Eastern Europe Fund and the Regent Korean Fund;

NOW, THEREFORE, the undersigned Frank E. Holmes, the duly elected and serving president of the Trust, pursuant to the authorization described above, hereby amends Section 4.2 of the Master Trust Agreement, as heretofore in effect to read as follows:

    Section 4.2. ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate five Sub-Trusts: Bonnel Growth Fund; MegaTrends Fund, Adrian Day Global Opportunity Fund, Regent Emerging Europe Fund and Regent Korean Fund.

WITNESS my hand and seal this 20th day of November, 1996.

                                Frank E. Holmes

                                /S/ FRANK E. HOLMES
                                ----------------------------------------------
                                President, Chief Executive Officer and Trustee

S  E  A  L

STATE OF TEXAS  )

                )ss

COUNTY OF BEXAR )

Then personally appeared the above named Frank E. Holmes and acknowledged this instrument to be his act and deed this 20th day of November, 1996.



                                /s/ Kathleen L. Eicher
                                -------------------------
                                KATHLEEN L. EICHER
                                Notary Public
                                State of Texas
                                My Commission Expires 01/11/00